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                                                                     EXHIBIT 2.1

                            MC HEALTH HOLDINGS, INC.

                               EXCHANGE AGREEMENT

                  EXCHANGE AGREEMENT (the "Agreement") entered into as of October 1, 1997 by and among MC Health Holdings, Inc., a Delaware corporation ("Holdings"), each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Croghan Investors attached hereto as Schedule A (which persons and entities are hereinafter collectively referred to as "Croghan Investors" and each individually as a "Croghan Investor"), each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Investors in Margolis Health Enterprises, Inc., a California corporation ("Margolis") attached hereto as Schedule B (which persons and entities are hereinafter collectively referred to as "Margolis Investors" and each individually as a "Margolis Investor"), and solely for the purposes of Sections 5 and 6 hereof, Croghan & Associates, Inc., a Colorado Corporation ("Croghan"). Collectively, the Croghan Investors and the Margolis Investors are herein referred to as the "Security Holders."

                  WHEREAS, Holdings has authorized the issuance of an aggregate of 6,286,729 shares, par value $.001 per share, of its Common Stock in exchange for all the equity interests in Croghan, held by the Croghan Investors (as more fully set forth on Schedule A hereto), as a transfer pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, Holdings has authorized the issuance of an aggregate of 3,891,666 shares of its Common Stock in exchange for the equity interests in Margolis, all held by the Margolis Investors (as more fully set forth on Schedule B hereto), as a transfer pursuant to Section 351 of the Code, such Shares together with the Shares issued to Croghan Investors being sometimes referred to herein as the "Securities,"; and

                  WHEREAS, Security Holders desire to acquire the Securities on the terms and conditions set forth herein; and

                  WHEREAS, Holdings desires to issue the Securities to the Security Holders on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, Holdings and the Security Holders agree as follows:
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         1. AGREEMENT TO ISSUE AND ACQUIRE.

                  1.1 Authorization of Shares and Options. On or prior to the Closings (as defined in Section 2 below), Holdings will have authorized the issuance to the Croghan Investors and Margolis Investors of the Securities.

                  1.2 Sale and Purchase of Shares to Croghan Investors. On the terms and subject to the conditions hereof, at the Closing, Holdings will issue to each Croghan Investor, severally and not jointly, and each Croghan Investor will acquire from Holdings, severally and not jointly, the number of Shares set forth opposite such Croghan Investor's name on Schedule A under the heading "Shares Acquired" for the consideration (which shall constitute shares of Croghan) set forth opposite such Croghan Investor's name on Schedule A under the heading "Consideration."

                  1.3 Sale and Purchase of Shares to Margolis Investors. On the terms and subject to the conditions hereof, Holdings will issue to each Margolis Investor, severally and not jointly, and each Margolis Investor will acquire from Holdings, severally and not jointly, the number of Shares set forth opposite such Margolis Investor's name on Schedule B under the heading "Shares Acquired" for the consideration (which shall constitute shares of Margolis) set forth opposite such Margolis Investor's name on Schedule B under the heading "Consideration."

         2. CLOSING, DELIVERY AND PAYMENT.

                  2.1 Closings. The closing of the issuance of the Shares to be issued to the Croghan Investors under this Agreement (the "Croghan Closing") will take place effective as of October 1, 1997, at the offices of Ireland, Stapleton, Pryor & Pascoe, P.C., 1675 Broadway, 26th Floor, Denver, Colorado 80202, or effective such other time or place as Holdings and a majority in interest of the Croghan Investors may mutually agree (such date is hereinafter referred to as the "Croghan Closing Date"). Simultaneous with the Croghan Closing, Raymond D. Croghan will sell to Holdings 483,333 shares of Holdings Common Stock received by him in exchange for $1.00. The closing of the issuance of the Shares to be issued to the Margolis Investors under this Agreement (the "Margolis Closing") will take place effective as of October 1, 1997, at one minute after the Croghan Closing, at the offices of Ireland, Stapleton, Pryor & Pascoe, P.C., 1675 Broadway, 26th Floor, Denver, Colorado 80202, or effective such other time or place immediately after the Croghan Closing as Holdings and a majority in interest of the Margolis Investors may mutually agree (such date is hereinafter referred to as the "Margolis Closing Date").

                  2.2 Delivery. At the Croghan Closing, on the terms and subject to the conditions hereof, Holdings will deliver to the Croghan Investors certificates representing the

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number of Shares to be acquired at the Closing by each Croghan Investor, against valid and effective transfer of the consideration therefor as set forth on Schedule A hereto. At the Margolis Closing, on the terms and subject to the conditions hereof, Holdings will deliver to the Margolis Investors certificates representing the number of Shares to be acquired at the Closing by each Margolis Investor, against valid and effective transfer of the consideration therefor as set forth on Schedule B hereto. The Croghan Closing and the Margolis Closing and the Croghan Closing Date and the Margolis Closing Date are hereinafter referred to collectively as the Closings and the Closing Dates, respectively.

         3. REPRESENTATIONS AND WARRANTIES OF HOLDINGS.

                  Holdings hereby represents and warrants to each Security Holder as follows:

                  3.1 Organization and Good Standing. Holdings is a corporation duty organized, validly existing and in good standing under the laws of the State of Delaware. Holdings has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue the Securities and to carry out the provisions of this Agreement, and to carry on its business as presently proposed to be conducted.

                  3.2 Capitalization. The authorized capital stock of Holdings immediately prior to the Closings will consist of (a) Ten Million (10,000,000) shares of Common Stock, none of which are issued and outstanding.

                  When issued in compliance with the provisions of this Agreement the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed and shall be subject to the rights and restrictions of the Employee Stock Agreements as set forth in Section 5 hereof.

                  3.3 Authorization: Binding Obligation. All corporate action on the part of Holdings necessary for the authorization of this Agreement, the performance of all obligations of Holdings hereunder at the Closings and the authorization, issuance and delivery of the Securities pursuant to this Agreement has been taken or will be taken prior to the Closings. The Agreement when executed and delivered will be the valid and binding obligation of Holdings enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

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         4. REPRESENTATIONS AND WARRANTIES OF THE SECURITY HOLDERS

                  Each Security Holder hereby represents and warrants to Holdings as follows:

                  4.1 Requisite Power and Authority. Security Holder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Security Holder's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closings. Upon its execution and delivery, this Agreement will be the valid and binding obligation of such Security Holder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(b) as limited by general principles of equity that restrict the availability of equitable remedies.

                  4.2 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Security Holder required in connection with the consummation of the transactions contemplated in this Agreement have been or will have been obtained prior to and be effective as of the Closings.

                  4.3 Investment Representations. Security Holder understands that none of the Securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Security Holder hereby represents and warrants as follows:

                           (a) Security Holder Bears Economic Risk. Security
Holder is capable of evaluating the merits and risks of its investment in Holdings. Security Holder acknowledges that he or it may be required to bear the economic risk of this investment indefinitely.

                           (b) Acquisition for Own Account. Security Holder is
acquiring the Securities for Security Holder's own account for investment only, and not with a view towards their distribution.

                           (c) Security Holder Can Protect Its Interest.
Security Holder, by reason of its, or of its management's, business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Security Holder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                           (d) Access to Information. Security Holder has had an
opportunity to

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discuss Holdings's business, management and financial affairs with directors, officers and management of Holdings and has had the opportunity to review Holdings's operations and facilities. Security Holder has also had the opportunity to ask questions of and receive answers from, Holdings and its management regarding the terms and conditions of this investment.

                           (e) Residence. If the Investor is an individual, then
the Investor resides in the state identified in the address of the Investor set forth on Investor's signature page hereto; if the Investor is a partnership, corporation, limited liability company or other entity, then the office of the Investor in which its investment decision was made is located at the address of the Investor set forth on Investor's signature page hereto.

                  4.4 Title to Equity Interest. Security Holder has good and marketable title to the equity interest identified opposite such Security Holder's name on Schedule A or B under the heading "Consideration" (the "Consideration"), subject to no mortgage, pledge, lien, lease, encumbrance or charge.

                  4.5 Compliance With Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the acquisition of the Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in (a) any material violation of, conflict with, or default under any charger document, mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to it; or (b) the creation of any mortgage, pledge, lien, lease, encumbrance or charge upon such Investor's Consideration.

                  4.6 Legends. Investor understands that each certificate representing Securities will be stamped or imprinted with appropriate legends required under the Securities Act and applicable state securities laws.

         5. AMENDMENT TO EMPLOYEE STOCK AGREEMENTS

                  The parties hereto recognize that it is necessary to amend the Employee Stock Agreements (the "Stock Agreements") by and among Croghan and certain of the Croghan Investors in order to replace Croghan with Holdings, since all stockholders of Croghan will now be stockholders of Holdings. Therefore, the above parties hereby agree that the Stock Agreements are amended to provide that Holdings shall become a party to the Stock Agreements for the purpose of replacing Croghan, and all rights, responsibilities, obligations and liabilities of Croghan, to the other parties thereto and of such other parties to Croghan under the Stock Agreements, shall instead become the rights, responsibilities, obligations and liabilities of Holdings. The shares of common stock of Croghan which are the subject of the

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Stock Agreements shall be replaced in the Stock Agreements by the various
Croghan Investors shares of Holdings.

         6. WAIVER OF STOCK AGREEMENT PROVISIONS

                  The various Croghan Investors and Croghan hereby agree that the provisions of Section 2(b) and Section 4 of the Stock Agreements are hereby waived in their entirety to the extent that the transactions contemplated by this Agreement would be considered a merger or a transfer (as that term is used in such Sections of the Stock Agreements).

         7. MISCELLANEOUS

                  7.1 Governing Law. This Agreement will be governed by and construed and enforced in accordance with, the laws of the State of Delaware.

                  7.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and will inure to the benefit of and be enforceable by each person who will be a holder of the Shares from time to time.

                  7.3 Entire Agreement. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  7.4 Severability. In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  7.5 Amendment and Waiver.

                           (a) This Agreement may be amended or modified only
upon the written consent of Holdings and persons who hold (or will hold, after the transactions contemplated by this Agreement are consummated) at least a majority of the Securities.

                           (b) The obligations of Holdings and the rights of the
holders of the Securities under this Agreement may be waived only with the written consent of persons who hold (or will hold, after the transactions contemplated by this Agreement are consummated) at least a majority of the Securities.

                  7.6 Notices. All notices required or permitted hereunder will be in writing



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and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to Holdings at 2900 Center Green Court South, Boulder, Colorado 80301 and to each Investor at the address set forth on Schedules A and B hereto or at such other address as Holdings or Investor may designate by written notice to the other parties hereto.

                  7.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

                  7.8 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its commercial rules, and judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado.

                  7.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in arbitration or litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

                  7. 10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

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                                                            Exchange Agreement


         IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date set forth in the first paragraph hereof.



                                             MC HEALTH HOLDINGS, INC.

                                             By: /s/ Raymond D. Croghan
                                                -------------------------------
                                             Its:    Chairman
                                                 ------------------------------



                                             CROGHAN & ASSOCIATES, INC.

                                             By: /s/ Raymond D. Croghan
                                                -------------------------------
                                             Its:    CEO
                                                 ------------------------------



                                             MARGOLIS HEALTH ENTERPRISES, INC.

                                             By: /s/ Jeffrey H. Margolis
                                                -------------------------------
                                             Its:    President & CEO
                                                 ------------------------------